EXHIBIT 32-1

CERTIFICATION PURSUANT TO

18 U.S.C. ss.1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Cosi, Inc. (the “Company”) on Form 10-K for the fiscal year ended January 3, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kevin Armstrong, President and Chief Executive Officer of the Company and I, Cynthia Jamison, Chief Financial Officer, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 16, 2005	/s/ KEVIN ARMSTRONG

Kevin Armstrong
President and
Chief Executive Officer

Date: March 16, 2005	/s/ CYNTHIA JAMISON

Cynthia Jamison
Chief Financial Officer,
Secretary and Treasurer

A signed original of this written statement required by Section 906 has been provided to Cosi, Inc. and will be retained by Cosi, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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